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                                                                     Exhibit 12.


                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                          Three months
                                            ended
                                         March 31, 1998
                                         --------------
                                          (unaudited)
Earnings:
     Earnings before income taxes        $102,376,000

Fixed charges:
     Interest                              48,492,000
     One-third rent                         1,239,000
                                         ------------
                                           49,731,000
                                         ------------
                                         $152,107,000
                                         ============
Fixed charges:
     Interest                            $ 48,492,000
     One-third rent                         1,239,000
                                         ------------
                                         $ 49,731,000
                                         ============
Ratio of earnings to fixed charges (1)           3.06
                                         ============


(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.